Exhibit 99.1
Indoor Harvest Corp Announces Appointment of New President

Houston, Texas, August 14, 2015 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce today the appointment of Mr. John Choo as President of Indoor Harvest Corp. Mr. Choo replaces our current founder and CEO, Mr. Chad Sykes in the roll as President of the Company. Mr. Sykes will continue as CEO/CFO of the Company.

For over a decade John Choo has served in an executive capacity in software and emerging industries architecting market position and business development strategies.  Following successful IPO’s, expansion into key markets and acquisitions for several Canadian based corporations, his prior position of leading business development and alliances at Tweed Inc resulted in key partnerships to optimize production costs, support R&D and increase adoption of leading agriculture technologies.

Mr. Chad Sykes, Chief Executive Officer of Indoor Harvest, stated, "As a Director, Mr. Choo has been instrumental in negotiating the terms of our CLARA project as well as heading the team developing our new brand roll out. He's become a valuable asset to the Company.  He is passionate about the direction we are headed in, and I'm glad to welcome him on board in his full time role as President.”

Indoor Harvest Corp’s new President, Mr. John Choo added, “Within the aggressive growth of the Indoor Agriculture space or any emerging industry for that matter, it’s rare to see a company with what I see as a specific combination of maturity in market intelligence, technology platform and active efforts with leading companies in research and commercial operations. I believe that I now have available the best tools I could have to marshal the growth of Indoor Harvest and its influence on driving the indoor agriculture industry ahead. Our team has performed admirably to build this platform, and I’m quite proud of our accomplishments.”

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com